SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

June 12, 2002
Date of Report (Date of earliest event reported)

NEOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)	92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

         On June 17, 2002, NeoTherapeutics, Inc. (the “Company”) announced that Nasdaq has notified it that it is not in compliance with the Nasdaq’s minimum bid price per share ($1.00) requirements for continued listing on the Nasdaq National Market, and that the Company has until September 10, 2002, to regain compliance with these rules.

         A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7. Exhibits

Exhibits:

         99.1      Press release dated June 17, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHERAPEUTICS, INC.

Date: June 17, 2002	By:	/s/ Samuel Gulko

	Name: Title:	Samuel Gulko Senior Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibits:

         99.1      Press release dated June 17, 2002.